UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2011

CYIOS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27243	03-7392107
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)
1300 Pennsylvania Avenue, Suite 700, Washington, D.C.	20004
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (202) 269-1984
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

This current report on Form 8-K/A is filed by CYIOS Corporation, a Nevada corporation (the “Registrant”), in connection with the items described below:

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The Registrant's Board of Directors recommended and approved the decision to engage another independent auditor. On February 11, 2011, the Registrant's Board of Directors made the decision to engage Silberstein Unger, PLLC as its new independent auditors and to dismiss Jewett, Schwartz, Wolfe, & Associates, CPA (Former Auditor).

On February 11, 2011, we engaged Silberstein Unger, PLLC, (Silberstein) as our new independent auditors. Prior to making the decision to retain (Silberstein) and during the period of time in which Jewett, Schwartz, Wolfe, & Associates, CPA (Former Auditor) was the independent auditor; the Registrant has had no relationship with Silberstein Unger, PLLC or any of its members. No accounting matters were discussed with this new firm other than the scope of its engagement.

The Former Auditor's reports on the financial statements of the Company for the year ended December 31, 2009, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Former Auditor only reported on the financial statements for the year ended December 31, 2009.

During the two most recent fiscal years, December 31, 2010 and 2009; and during any subsequent interim periods preceding the dismissal of the Former Auditor, there were no disagreements as defined in Item 4.01(a)(iv) of Regulation S-K between the Former Auditor and the Registrant on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 4.01(a)(1)(v) of Item 301 of Regulation S-K during the two most recent fiscal years ended December 31, 2010 and 2009 and in any subsequent interim periods preceding the dismissal of the Former Auditor.

On the dismissal date of February 11, 2011, the Company has authorized the Former Auditor to respond fully to any inquiries of the Company's new audit firm, Silberstein, relating to its engagement as the Company's independent accountant. The Company has requested that the Former Auditor review the disclosure contained in this Report and the Former Auditor has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. The Company will file such letter with the Securities and Exchange Commission (the "Commission") as an exhibit to an amendment to this Current Report on Form 8-K/A within two days of receiving it but no later than ten days after the filing of this Report.

Prior to the dismissal date of February, 11, 2011, the Company has not previously consulted with Silberstein regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the two most recent years ended December 31, 2010 and December 31, 2009, and any subsequent interim period through the date of the engagement of Silberstein on February 11, 2011. Silberstein has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Silberstein has elected not furnish a letter to the Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
16.1	Letter from Jewett, Schwartz, Wolfe & Associates, CPA dated March 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYIOS CORPORATION

Date:	March 23, 2011	By:	/s/ Timothy W. Carnahan
Timothy W. Carnahan
President and Chief Executive Officer